UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Shareholders voted upon the proposals set forth below at the Company’s 2015 Annual Shareholders Meeting held on September 3, 2015. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1) Proposal to elect Brian D. Leary, Esquire, Ronald K. Perry and Anthony (Bud) LaCava to serve as Directors. All nominees were elected. The results of voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
Brian G. Leary	19,699,865	615,521	6,265,724
Ronald K. Perry	19,564,794	750,592	6,265,724
Anthony (Bud) LaCava	19,564,477	750,909	6,265,724
(2) Proposal to approve the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,602,924	1,617,044	95,418	6,265,724
(3) Proposal to ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for 2015. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain
25,970,782	465,718	144,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: September 4, 2015	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer